EXHIBIT (A)(5)

                      AMENDMENT TO THE DECLARATION OF TRUST

                                       OF

                             THE GABELLI GROWTH FUND

         The Gabelli Growth Fund, a Massachusetts business trust, having its principal office at One Corporate Center, Rye, New York 10580 (the "Trust"), certifies as follows:

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         FIRST:  The  Declaration of Trust of the Trust (the  "Declaration  of
Trust") is hereby amended by amending Article FIRST of the Declaration of Trust as follows:

                  FIRST:  This Trust shall be known as The GAMCO Growth Fund.

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         The  Declaration  of Trust of the Trust is hereby  further  amended  to reflect that each of the following sub-series of the Trust are redesignated as follows:

-----------------------------------------------------------------------------------------------------
CURRENT DESIGNATION                                         NEW DESIGNATION
-----------------------------------------------------------------------------------------------------
The Gabelli Growth Fund Class AAA Shares                    The GAMCO Growth Fund Class AAA Shares
-----------------------------------------------------------------------------------------------------
The Gabelli Growth Fund Class A Shares                      The GAMCO Growth Fund Class A Shares
-----------------------------------------------------------------------------------------------------
The Gabelli Growth Fund Class B Shares                      The GAMCO Growth Fund Class B Shares
-----------------------------------------------------------------------------------------------------
The Gabelli Growth Fund Class C Shares                      The GAMCO Growth Fund Class C Shares
-----------------------------------------------------------------------------------------------------
The Gabelli Growth Fund Class I Shares                      The GAMCO Growth Fund Class I Shares
-----------------------------------------------------------------------------------------------------

         SECOND: This Amendment was approved by a majority of the entire Board of Trustees at a meeting duly held on November 16, 2005, in accordance with Massachusetts Business Trust Law and the Declaration of Trust, as amended.

         IN WITNESS WHEREOF, the Trust has caused this Amendment to the Declaration of Trust to be signed in its name and on its behalf on this 27th day of December 2005 by its President, who acknowledges that this amendment is the act of The Gabelli Growth Fund and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.

         ATTEST:                                       THE GABELLI GROWTH FUND


         /S/ JAMES E. MCKEE                            By:  /S/ BRUCE N. ALPERT
         ------------------                                 -------------------
         James E. McKee                                     Bruce N. Alpert
         Secretary                                          President